                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                              Vision-Sciences, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (4) Date Filed:

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
                             VISION-SCIENCES, INC.
                              Nine Strathmore Road
                          Natick, Massachusetts 01760

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, AUGUST 17, 2000

    The Annual Meeting of Stockholders of Vision-Sciences, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts on Thursday, August 17, 2000 at 12:00 p.m., local time, to consider and act upon the following matters:

(1) To elect Kenneth W. Anstey and Gerald B. Lichtenberger, Ph.D. as Class III Directors, to serve for a three-year term;

(2) To consider and act upon a proposal, approved by the Board of Directors, to adopt an Amendment to the Company's Certificate of Incorporation, increasing the number of authorized shares of Common Stock from 25,000,000 to 50,000,000;

(3) To consider and act upon a proposal to approve the future issuance of up to $5,000,000 of Common Stock in one or more offerings exempt from registration under the Securities Act of 1933, as amended (the "Act"), such offerings to be on terms approved by the Board of Directors.

(4) To consider and act upon a proposal, approved by the Board of Directors, to adopt the 2000 Stock Incentive Plan (the "2000 Plan").

(5) To ratify the issuance of 833,332 shares of Common Stock on September 9, 1999 and 609,756 shares of Common Stock on December 21, 1999 in offerings exempt from registration under the Act, both such offerings previously approved by the Board of Directors.

(6) To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year; and

(7) To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on June 30, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,
                                          Katsumi Oneda, Chairman

Natick, Massachusetts
July   , 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN
  THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS
                          MAILED IN THE UNITED STATES.

                               VISION-SCIENCES, INC.
                              NINE STRATHMORE ROAD
                          NATICK, MASSACHUSETTS 01760

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 17, 2000

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vision-Sciences, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on August 17, 2000 at 12:00 p.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

    The Company's Annual Report on Form 10-K for the fiscal year ended
March 31, 2000, as filed with the Securities and Exchange Commission ("SEC"), except for exhibits, was mailed to stockholders, along with these proxy
materials, on or about July   , 2000.

VOTING SECURITIES AND VOTES REQUIRED

    At the close of business on June 30, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of shares of Common Stock of the Company, $.01 par value ("Common Stock"), constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

    The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

    The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote is required to approve the proposed amendment to the Company's Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to approve the issuance of up to $5,000,000 of Common Stock, the adoption of the 2000 Stock Incentive Plan (the "2000 Plan"), the selection of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year and to ratify the issuance of 833,332 shares of Common Stock on September 9, 1999 and the issuance of 609,756 shares of Common Stock on December 21, 1999.

    Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that he or she does not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voted on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

    The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 2000 (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock,
(ii) by each current director or nominee for director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) by all current directors and executive officers as a group:

                                                               NUMBER OF
                                                                 SHARES       PERCENTAGE OF
                    NAME AND ADDRESS OF                       BENEFICIALLY     OUTSTANDING
                      BENEFICIAL OWNER                          OWNED(1)     COMMON STOCK(2)
------------------------------------------------------------  ------------   ---------------
Katsumi Oneda (3)
  c/o Vision-Sciences, Inc.
  Nine Strathmore Road
  Natick, MA 01760..........................................    5,172,927          24.6%
Lewis C. Pell (4)
  c/o Machida Incorporated
  40 Ramland Road South
  Orangeburg, NY 10962......................................    5,019,052          24.0%
Asahi Optical Co., Ltd.
  2-36-9, Maeno-cho
  Itabaski-Ku
  Tokyo 174 Japan...........................................    2,000,000           9.6%
Fred E. Silverstein, M.D. (5)...............................      170,750             *
Gerald B. Lichtenberger, Ph.D. (6)..........................      178,500             *
Kenneth W. Anstey (7).......................................       32,000             *
Isao Fujimoto (8)...........................................      124,500             *
All current directors and executive officers as a group (9
  persons) (9)..............................................   10,802,979          50.5%

------------------------

*   Less than 1% of the shares of Common Stock outstanding.

(1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of shares of Common Stock beneficially owned by each director, nominee for director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. Any reference in these footnotes to shares subject to stock options held by the person in question refers to stock options held by such person that are currently exercisable or exercisable within 60 days after March 31, 2000.

(2) The number of shares deemed outstanding includes 20,933,413 shares outstanding as of May 31, 2000 and any shares subject to stock options held by the person or entity in question that are currently exercisable or exercisable within 60 days after March 31, 2000.

(3) Includes 125,000 shares subject to stock options.

(4) Includes 50,000 shares and 42,500 shares held of record and beneficially owned by Mr. Pell's wife and child, respectively. Mr. Pell disclaims beneficial ownership of these shares.

(5) Includes 2,500 shares held by a trust for Dr. Silverstein's child. Dr. Silverstein disclaims beneficial ownership of these shares. Also includes 8,000 shares subject to stock options.

(6) Includes 3,000 shares owned by Dr. Lichtenberger and 3,000 shares owned by Dr. Lichtenberger's wife as custodians for their children.
    Dr. Lichtenberger disclaims beneficial ownership of these shares. Also includes 100,000 shares subject to stock options.

(7) Comprised of 32,000 shares subject to stock options.

(8) Includes 99,500 shares subject to stock options.

(9) Includes, as to all directors and executive officers as a group, 468,250 shares subject to stock options that are currently exercisable or exercisable within 60 days after March 31, 2000. Also includes shares for which certain individuals have disclaimed beneficial ownership, as set forth in the above footnotes.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There is currently one Class I Director, whose term expires at the 2001 Annual Meeting of Stockholders, two Class II Directors, whose terms expire at the 2002 Annual Meeting of Stockholders, and two Class III Directors, whose terms expire at the 2000 Annual Meeting of Stockholders (in all cases subject to the election of their successors and to their earlier death, resignation or removal).

    The persons named in the enclosed proxy will vote to elect Kenneth W. Anstey and Gerald B. Lichtenberger, Ph.D. as Class III Directors, unless authority to vote for the election of Mr. Anstey or Dr. Lichtenberger is withheld by marking the proxy to that effect. Mr. Anstey and Dr. Lichtenberger are currently
Class III Directors of the Company. Mr. Anstey and Dr. Lichtenberger have indicated willingness to serve, if elected, but if either is unable or unwilling to stand for election, proxies may be voted for a substitute nominee or nominees designated by the Board of Directors.

    Set forth below are the name and certain information with respect to each director of the Company, including the nominees for Class III Directors.

                                CLASS I DIRECTOR

    LEWIS C. PELL, age 57, a co-founder of the Company, has been Vice-Chairman of the Board of Directors of the Company since May 1992. Mr. Pell has served as a director of Heart Technology, Inc., a publicly-held medical device company. Mr. Pell is a founder or co-founder of a number of other privately-held medical device companies. In 1983, Mr. Pell co-founded American Endoscopy, Inc. and served as a director until it was sold in 1986 to C.R. Bard, Inc. In
September 1979, he co-founded Pentax

Precision Instrument Corporation and served as Executive Vice President and director until December 1990, when it was sold to Asahi Optical Company. Mr. Pell has been Chairman of the Board of Impulse Dynamics LLC and Radiancy, Inc. since November 1996 and February 1999, respectively.

                               CLASS II DIRECTORS

    KATSUMI ONEDA, age 62, a co-founder of the Company, has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since October 1993. He served as Vice-Chairman of the Board of Directors of the Company from May 1992 to October 1993, as Honorary Chairman of the Board of Directors from October 1991 to October 1993 and as Chairman of the Board of Directors from September 1990 to October 1991. From 1979 to December 1990, he was President and Chief Executive Officer of Pentax Precision Instrument Corporation. Mr. Oneda is a director of several private companies. He has been a director of the Company since 1987.

    FRED E. SILVERSTEIN, M.D., age 58, served as a Professor of Medicine at the University of Washington from July 1989 to June 1994 and a partner of Frazier and Company beginning in July 1994. Dr. Silverstein has been a prominent practitioner and author in the field of gastroenterology. Dr. Silverstein is a director of several private medical companies. He has been a director of the Company since 1990.

                              CLASS III DIRECTORS

    KENNETH W. ANSTEY, age 54, has served as Chief Executive Officer of Oratec Interventions Inc., a medical device company, since April 1997. Mr. Anstey served as Chief Executive Officer of Biofield, Corp., a medical device company, from December 1995 to March 1997. From August 1991 to December 1995, Mr. Anstey served as President and Chief Executive Officer of Mitek Surgical
Products, Inc., a medical device company. Mr. Anstey is also a director of Oratec Interventions, Inc. He has been a director of the Company since 1993.

    GERALD B. LICHTENBERGER, PH.D., age 55, has served as Vice President, Business Development of the Company since 1998. Dr. Lichtenberger served as Executive Vice President, Chief Operating Officer and Secretary of the Company from December 1996 to December 1998. From June 1990 to December 1996,
Dr. Lichtenberger served as President and a Director of iSight, Inc., a developer and manufacturer of digital video cameras and components.

    Executive officers of the Company are generally elected by the Board of Directors on an annual basis and serve at the Board's discretion. No family relationships exist among any of the executive officers or directors of the Company.

BOARD AND COMMITTEE MEETINGS

    The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's independent auditors' performance in the annual audit, reviews auditors' fees, discusses the Company's internal accounting control policies and procedures and considers and recommends the selection of the Company's independent auditors. The Audit Committee met once during the fiscal year ended March 31, 2000. The current members of the Audit Committee are Dr. Silverstein and Mr. Anstey.

    The Company has a standing Compensation Committee of the Board of Directors, which sets the compensation levels of executive officers of the Company (subject to review by the Board of Directors), provides recommendations to the Board regarding compensation programs of the Company, administers the Company's 1990 Stock Option Plan (the "1990 Option Plan") and authorizes option grants under the 1990 Option Plan to all employees of the Company. The Compensation Committee met four times during the fiscal year ended March 31, 2000. The current members of the Compensation Committee are Mr. Anstey and Dr. Silverstein.

    The Board of Directors met two times during the fiscal year ended March 31, 2000. Each incumbent director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served, except for Mr. Pell, who attended 50% of the aggregate number of Board meetings.

DIRECTOR COMPENSATION

    The Company's outside directors (currently, Dr. Silverstein and Mr. Anstey) receive an annual director's fee in the amount of $10,000 payable quarterly. Directors are reimbursed for certain Company-related travel expenses.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    The following table sets forth certain information concerning the compensation, for the fiscal years indicated, of the Company's Chief Executive Officer and each of the Company's other executive officers who earned more than $100,000 during the fiscal year ended March 31, 2000 (the "Senior Executives").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                              ANNUAL      ------------
                                                           COMPENSATION    SECURITIES
                   NAME AND                      FISCAL    ------------    UNDERLYING       ALL OTHER
            PRINCIPAL POSITION(1)                 YEAR      SALARY(2)      OPTIONS(#)    COMPENSATION(3)
----------------------------------------------  --------   ------------   ------------   ---------------
Katsumi Oneda (4)
  President, Chief Executive Officer              2000       $109,200            --               --
  and Chairman of the Board of                    1999       $109,200            --               --
  Directors                                       1998       $187,850            --               --

Lewis C. Pell                                     2000       $109,200            --           $1,625
Vice Chairman of                                  1999       $109,200            --           $1,638
  the Board of Directors                          1998       $109,200            --           $1,638

Gerald B. Lichtenberger                           2000       $ 85,800
  Executive Vice President,                       1999       $116,400            --               --
  Chief Operating Officer and Secretary           1998       $130,000            --               --

Isao Fujimoto (5)
  Vice President Manufacturing                    2000       $111,478        30,000           $1,645

------------------------

(1) The rules of the SEC require that this table, the stock option grant table and the stock option exercise table which follow, present information concerning the Company's Chief Executive Officer as of March 31, 2000, the Company's fiscal year-end, any other person who served as the Company's Chief Executive Officer at any time during the fiscal year ended March 31, 2000 and the Company's four other most highly compensated executive officers (determined by reference to total annual salary and bonus earned by such officers) whose total salary and bonus exceeded $100,000 for the fiscal year ended March 31, 2000. Because the Company had only three other executive officers whose compensation exceeded $100,000 for the fiscal year ended March 31, 2000, this table and the two tables that follow present compensation information only for the Chief Executive Officer and such other three executive officers.

(2) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Senior Executive.

(3) Consists of Company contributions to 401(k) Plan.

(4) All of Mr. Oneda's 1998, 1999 and 2000 salary have been accrued and will be paid to Mr. Oneda at such time as the Company generates a positive cash flow.

(5) Mr. Fujimoto became an executive officer of the Company on September 21, 1999.

OPTION GRANTS

    The following table sets forth certain information concerning grants of stock options made during the fiscal year ended March 31, 2000 to each of the Senior Executives.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                                  ----------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                                   NUMBER OF     PERCENT OF                                 ASSUMED ANNUAL RATES OF
                                  SECURITIES    TOTAL OPTIONS                             SHARE PRICE APPRECIATION FOR
                                  UNDERLYING     GRANTED TO     EXERCISE                         OPTION TERM(1)
                                    OPTIONS     EMPLOYEES IN     OR BASE    EXPIRATION   ------------------------------
NAME                              GRANTED (#)    FISCAL YEAR    PRICE ($)      DATE       5% ($)               10% ($)
----                              -----------   -------------   ---------   ----------   --------              --------
Katsumi Oneda...................        --            --             --           --          --                    --
Lewis C. Pell...................        --            --             --           --          --                    --
Gerald B. Lichtenberger.........        --            --             --           --          --                    --
Isao Fujimoto...................    30,000           5.5%         $1.50       7/1/09      28,300                71,718

------------------------

(1) These columns show the hypothetical gains or option spreads of the options granted based on the fair market value of the Common Stock on the date of grant and assumed annual compound share appreciation rates of 5% and 10% over the full term of the options. The assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future stock prices. Actual gains, if any, on option exercises will depend on the timing of such exercise and the future performances of the Company's Common Stock. Values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning each exercise of a stock option during the fiscal year ended March 31, 2000 by each of the Senior Executives, and the number and value of unexercised options held by each of the Senior Executives on March 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF SHARES SUBJECT TO          VALUE OF UNEXERCISED
                          NUMBER OF                UNEXERCISED OPTIONS AT FISCAL             IN-THE-MONEY
                           SHARES                            YEAR-END                OPTIONS AT FISCAL YEAR-END(1)
                         ACQUIRED ON    VALUE     -------------------------------   -------------------------------
NAME                      EXERCISE     REALIZED   EXERCISABLE       UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
----                     -----------   --------   -----------       -------------   -----------       -------------
Katsumi Oneda..........          --         --      125,000                --              --                  --
Lewis C. Pell..........          --         --           --                --              --                  --
Gerald B.
  Lichtenberger........          --         --      100,000                --        $106,250                  --
Isao Fujimoto..........          --         --       99,500            40,000        $105,719             $33,125

------------------------

(1) Based on the fair market value of the Common Stock on March 31, 2000 ($2.25 per share), less the option exercise price.

AGREEMENTS WITH SENIOR EXECUTIVES

    The Company entered into a Memorandum of Understanding (the "Memorandum") with Dr. Lichtenberger in his capacity as Vice President, Business Development, effective December 5, 1998. Pursuant to the Memorandum, Dr. Lichtenberger is to receive $85,800 per year in exchange for working an average of three days per week at the offices of the Company's Machida subsidiary. The Memorandum also provides for severance pay in the lump sum amount of four months salary.

    The Company entered into a letter agreement with Alan Jacobson, the Company's Vice President of Sales, on December 23, 1999. Pursuant to the agreement, Mr. Jacobson is to receive an annual salary of $100,000 and a bonus of $30,000, payable in equal installments on the six and twelve month anniversaries of his employment. The agreement also provides for the grant of stock options for 100,000 shares of Common Stock, vesting in equal installments over four years.

    The Company does not have any other employment contracts, termination of employment or change in control arrangements with any of the Senior Executives.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On September 9, 1999, the Company issued 416,666 shares of its Common Stock to each of Messrs. Oneda and Pell. The shares of Common Stock were sold to Messrs. Oneda and Pell at a price per share equal to $1.20, representing 80% of the average closing price of the Company's Common Stock on the Nasdaq Market during the five trading days ended August 23, 1999.

    On December 21, 1999, the Company issued 304,878 shares of its Common Stock to each of Messrs. Oneda and Pell. The shares of Common Stock were sold to Messrs. Oneda and Pell at a price per share equal to $.82, representing 80% of the average closing price of the Company's Common Stock on the Nasdaq Market during the five trading days ended December 8, 1999.

    The Company leases its 25,000 square foot facility in Orangeburg, New York from J&J Associates, Inc. under a lease which terminated in March 2000, when the building was sold to GHP Office Realty. Messrs. Oneda and Pell together own 50% of J&J Associates. During the fiscal year ended March 31, 2000, the Company paid an aggregate of $197,325 to J&J Associates under this lease.

    The Company believes that the terms of the foregoing transactions are at least as favorable to the Company as could have been obtained from unaffiliated third parties.

    The Company has a policy that transactions, if any, between the Company and its officers, directors or other affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors; and further, that any loans by the Company to its officers, directors or other affiliates must be for bona fide business purposes only.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee, which is currently comprised of Kenneth W. Anstey and Fred E. Silverstein, M.D. The Compensation Committee is responsible for determining the compensation package of each executive officer and recommending it to the Board of Directors. In the fiscal year ended March 31, 2000, the Board of Directors did not modify or reject in any material way any action or recommendation of the Compensation Committee. In making decisions regarding executive compensation, the Compensation Committee considers the input of the Company's other directors, including the input of Mr. Oneda with respect to the compensation of the Company's executive officers other than Mr. Oneda.

POLICIES AND PHILOSOPHY

    The Company's executive compensation program is structured and administered to achieve three broad goals in a manner consistent with stockholder interests. First, the Compensation Committee structures executive compensation programs and decisions regarding individual compensation in a manner that the Compensation Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company, which are often targeted to the individual executive's particular business unit. Finally, the Compensation Committee designs the Company's executive compensation programs to provide executives with long-term ownership opportunities in the Company in an attempt to align executive and stockholder interests.

    The Company has not to date generated significant revenues from the sales of its new products that incorporate its disposable Endosheath technology. Accordingly, in evaluating both individual and corporate performance for purposes of determining salary levels and stock option grants, the Compensation Committee currently places significant emphasis on the progress and success of the Company with respect to matters such as product development, including product design and manufacturing, and enhancement of the Company's patent and licensing position as well as on the Company's overall financial performance and sales by product line.

EXECUTIVE OFFICER COMPENSATION IN FISCAL 2000

    The compensation programs for the Company's executives established by the Compensation Committee consist of two elements based upon the foregoing objectives: (i) base salary and benefits competitive with the marketplace; and
(ii) stock-based equity incentives in the form of participation in the 1990 Option Plan. The Compensation Committee believes that providing a base salary and benefits to its executive officers that are competitive with the marketplace enables the Company to attract and retain key executives. The Compensation Committee generally provides executive officers discretionary stock option awards to reward them for achieving specified business objectives and to provide them with long-term ownership opportunities. In evaluating the salary level and equity incentives to award to each current executive officer, the Compensation Committee examines the progress which the Company has made in areas under the particular executive officer's supervision, such as manufacturing or sales, and the overall performance of the Company. The Compensation Committee does not establish specific goals or milestones which automatically trigger additional compensation for the executive officers but rather decides on each executive officer's compensation after taking into account actions by such officer to accomplish established Company goals.

    In determining the salary of each executive officer, including the Senior Executives, the Compensation Committee and the Board of Directors consider numerous factors such as (i) the individual's performance, including the expected contribution of the executive officer to the Company's goals, (ii) the Company's long-term needs and goals, including attracting and retaining key management personnel and (iii) the Company's competitive position, including data on the payment of executive officers at comparable companies that are familiar to members of the Compensation Committee. The companies described under the caption "Comparative Stock Performance" below constitute a much broader group of companies at various stages of development than those considered by the Compensation Committee to compare compensation levels of the Company's executive officers. Rather, the companies used by the Compensation Committee to compare executive compensation are companies of which the members of the Compensation Committee have specific knowledge and are considered as of the time those companies were at similar stages of development as the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the historic compensation levels of the individual. The Compensation Committee believes that the salary levels of the Company's executive officers are in the middle third when compared to the compensation levels of companies at similar stages of development as the Company.

    Stock option grants made pursuant to the 1990 Option Plan in the fiscal year ended March 31, 2000 were designed to make a portion of the overall compensation of the executive officers receiving such awards vary depending upon the performance of the Company's Common Stock. Such grants, as a result of vesting arrangements applicable to such stock options, also serve as a means of retaining these individuals. In making stock option grants to executives, the Compensation Committee considers a number of factors, including the performance of the executive, the responsibilities of the executive, and the executive's current stock or option holdings.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN FISCAL 2000

    The compensation philosophy applied by the Committee in establishing the compensation for the Company's President and Chief Executive Officer is the same as for the other senior management of the Company--to provide a competitive compensation opportunity that rewards performance.

    Mr. Oneda served in the positions of President, Chief Executive Officer and Chairman of the Board of Directors of the Company during the fiscal year ended March 31, 2000. The Compensation Committee set Mr. Oneda's base salary during fiscal 2000 at $109,200, considered by the Compensation Committee to be the middle third of the compensation of Chief Executive Officers at other publicly-traded companies at the same stage of development as the Company. All of this amount has been accrued and will be paid to Mr. Oneda at such time as the Company generates a positive cash flow.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although the Company has not paid any of its executive officers annual compensation over $1,000,000 and has no current plan to do so, it currently intends to structure all future performance-based compensation of its executive officers in a manner that complies with this statute.

                                              COMPENSATION COMMITTEE

                                              Kenneth W. Anstey, Chairman

                                              Fred E. Silverstein, M.D.

REPORTS UNDER SECTION 16(A) OF THE EXCHANGE ACT

    Based solely on its review of copies of reports filed by persons ("Reporting Persons") required to file such reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act, except that Dr. Silverstein filed a late Form 4 relating to the transfer on May 17, 1999 of an aggregate of 10,000 shares of Common Stock by gift to certain trusts for the benefit of his children.

                         COMPARATIVE STOCK PERFORMANCE

    The following graph compares the cumulative total stockholder return on the Common Stock of the Company between March 31, 1995 and March 31, 2000 (the end of fiscal 2000) with the cumulative total return of (i) the Russell 2000 Index,
(ii) the Nasdaq Stock Market-U.S. Index and (iii) the S&P Health Care Diversified Index. This graph assumes the investment of $100 on March 31, 1995 in the Company's Common Stock, the Russell 2000 Index, the Nasdaq Stock Market-U.S. Index and the S&P Health Care Diversified Index, and assumes dividends are reinvested.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG VISION-SCIENCES, INC., THE RUSSELL 2000 INDEX,
                    THE NASDAQ STOCK MARKET (U.S.) INDEX AND
                    THE S&P HEALTH CARE (DIVERSIFIED) INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                 3/95   3/96    3/97    3/98    3/99    3/00
VISION-SCIENCES, INC.             100   67.57   27.03   32.43   29.73   48.65
RUSSELL 2000                      100  127.24  147.57  211.24   164.7  186.53
NASDAQ STOCK MARKET (U.S.)        100   135.8  150.95  228.88  309.19  574.04
S & P HEALTH CARE (DIVERSIFIED)   100  142.32  183.86  290.94  373.11  337.29

DOLLARS

    *$100 invested on 3/31/95 in stock or index--including reinvestment of dividends. Fiscal year ending March 31.

    The Company added the Russell 2000 Index to the comparative stock performance graph in its 1999 Proxy Statement. The Russell 2000 Index measures the performance of 2,000 small capitalization companies. The Board of Directors believes that the broad base of the Russell 2000 Index is a better point of comparison for the Company's performance than the Nasdaq Stock Market-U.S. Index, which contains a high proportion of telecommunication and computer related companies. The Company may choose to drop the comparison with the Nasdaq Stock Market-U.S. Index from future proxy statements.

                PROPOSAL 2: APPROVAL OF AMENDMENT TO CERTIFICATE
                 OF INCORPORATION TO INCREASE AUTHORIZED STOCK

    On May 9, 2000, the Board of Directors of the Company adopted, subject to stockholder approval, a proposed amendment (the "Amendment") to the Company's Certificate of Incorporation, providing for an increase in the number of authorized shares of Common Stock, from 25,000,000 shares to 50,000,000 shares.
As of June 30, 2000, the Company had a total of       shares of Common Stock
outstanding. Holders of Common Stock do not have any preemptive or other rights to subscribe for any shares of Common Stock which may in the future be issued by the Company.

    If the Amendment is adopted by the stockholders, the Board of Directors will have authority to issue additional shares of Common Stock from time to time without further action on the part of the stockholders (other than as required by applicable stock exchange rules). The additional authorized shares of Common Stock would be available for issuance in the future for such corporate purposes, including without limitation, financings, acquisitions, stock splits, stock dividends and management incentive and employee benefit plans, as the Board of Directors may deem advisable. The issuance of additional shares of Common Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of diluting the Company's current stockholders, making it more difficult for a third party to acquire the Company, or discouraging a third party from attempting to acquire control over the Company.

    The Company has no present intention or plans to issue any shares of Common Stock other than in connection with the proposed issuance of shares of Common Stock in one or more offerings exempt from registration under the Securities Act of 1933, as described in more detail below and pursuant to the 1990 Option Plan and the 2000 Plan. Except for the proposal hereinafter set forth, the Company does not intend to seek any further stockholder approval for the issuance of the shares of Common Stock to be authorized by the Amendment. The Company is not aware of any attempts on the part of a third party to effect a change of control of the Company and the Amendment has been proposed by the Company for the reasons stated above and not for any possible anti-takeover effects it may have.

BOARD RECOMMENDATION

    The Board of Directors believes that the Amendment is in the best interest of the Company and its stockholders and therefore recommends a vote FOR this proposal.

            PROPOSAL 3: APPROVAL OF FUTURE ISSUANCE OF COMMON STOCK

    The Board of Directors has determined that it is in the best interests of the Company to increase the capitalization of the Company through the issuance of shares of Common Stock in one or more offerings exempt from registration under the Securities Act of 1933, as amended (the "Act"). The Company seeks approval of the issuance from time to time until March 31, 2002 of up to an aggregate of that number of shares of Common Stock that would result in an aggregate gross proceeds to the Company of $5,000,000, in each case on terms acceptable to the Board of Directors. The Company believes, based upon its discussions with various financial sources, that the terms of any such offerings will most likely include a discount from the average of the last reported sales prices of the Common Stock on the Nasdaq SmallCap Market over a trading period preceding such offering. Such discounts may range from 15% to up to 50%.

    The Company expects that the purchasers of such shares would be a limited number of institutional or individual investors who are "accredited investors" as defined in Rule 501(a) of Regulation D promulgated under the Act. Purchasers in any such offerings have not been identified and, therefore, the consummation of the offerings will depend upon the ability of the Company to identify and reach agreement with such purchasers upon terms of the sale, including price, which are acceptable to the Board of Directors of the Company. Investors participating in the offerings may include stockholders holding more than 10% of the outstanding shares of Common Stock of the Company. There can be no assurance that any such offerings will be consummated. The Company's Board of Directors will determine the terms of any such offering, and no further authorization of the Company's stockholders for the offering will be solicited. Accordingly, the stockholders will not have an opportunity to vote on the use of the proceeds from any such offering.

    The Company intends to use the proceeds from the offerings, after payment of the costs related to the offering, for working capital, to purchase equipment and support research and development and for general corporate purposes. Although the issuance of these shares may have the effect of diluting the Company's current stockholders, the Board of Directors believes that the increase in the capitalization of the Company will be in the best interests of the stockholders. The Board of Directors believes that the issuance of shares of Common Stock in one or more of the offerings described herein may accomplish several of the Company's goals, such as to produce increased flexibility in responding to favorable product development opportunities, to support efforts to promote the Company's EndoSheath-Registered Trademark- system and to broaden the Company's stockholder base.

    The shares to be issued in any such offering will not be registered under the Act or applicable state securities laws and may not be resold unless they are subsequently registered under the Act and such state securities laws or unless an exemption from registration is available. Consequently, the purchasers of these shares may be unable to liquidate their investment in the Company in the event of an emergency or for any other reason and may thus be required to retain their shares for an indefinite period. Accordingly, the Company anticipates that the price paid by the purchasers for the shares issued in any such offering may be less than the market price of the Company's Common Stock on the Nasdaq at the date of closing of the offering. However, the Company anticipates that it will be required by the purchasers to register the shares issued in the offering under the Act under certain specified conditions. Although any changes in the market price of the Company's Common Stock are impossible to predict with any certainty, large block resales by the purchasers of shares issued in any such offering or the perceived possibility of large block future resales may have a negative impact on the market price of the Company's Common Stock.

    The Board of Directors of the Company approved the proposal to seek stockholder approval to sell additional equity capitalization of the Company, subject to market conditions and other factors outlined above. To date, no financial advisors have been engaged by the Company in connection with such offerings. The Company is soliciting approval from the stockholders for the potential offerings of Common Stock in order to comply with the Marketplace Rules of The Nasdaq Stock Market.

BOARD RECOMMENDATION

    The Board of Directors believes that approval of the issuance of shares of Common Stock is in the best interest of the Company and its stockholders and therefore recommends a vote FOR this proposal.

               PROPOSAL 4: APPROVAL OF 2000 STOCK INCENTIVE PLAN

    On May 9, 2000, the Board of Directors of the Company adopted, subject to stockholder approval, the 2000 Stock Incentive Plan (the "2000 Plan"). Up to 4,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2000 Plan.

    The 2000 Plan is intended to replace the Company's 1990 Stock Option Plan (the "1990 Plan"), which expires by its terms on November 5, 2000. As of May 9, 2000, options to purchase 2,518,047 shares of

Common Stock were outstanding under the 1990 Plan and an additional 1,218,622 shares were reserved for future option grants. Upon the expiration date of the 1990 Plan on November 5, 2000, all then outstanding options will remain in effect, but no additional option grants may be made under the 1990 Plan.

    The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 2000 Plan is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

SUMMARY OF THE 2000 PLAN

    The following is a brief summary of the 2000 Plan.

DESCRIPTION OF AWARDS

    The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS

    Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 2000 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

RESTRICTED STOCK AWARDS

    Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

OTHER STOCK-BASED AWARDS

    Under the 2000 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

ELIGIBILITY TO RECEIVE AWARDS

    Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2000 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 2000 Plan may not exceed 2,000,000 shares per calendar year.

    As of June 30, 2000, approximately 27 persons were eligible to receive Awards under the 2000 Plan, including the Company's seven executive officers and two non-employee directors. The granting of Awards under the 2000 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

    On June 30, 2000, the last reported sale price of the Company Common Stock
on the Nasdaq SmallCap Market was $    .

ADMINISTRATION

    The 2000 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, the Board of Directors may delegate authority under the 2000 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee to administer certain aspects of the 2000 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2000 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

    The Board of Directors is required to make appropriate adjustments in connection with the 2000 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 2000 Plan), the Board of Directors is authorized to provide for outstanding Options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2000 Plan.

AMENDMENT OR TERMINATION

    No Award may be made under the 2000 Plan after May 9, 2010, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2000 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2000 Plan and with respect to the sale of Common Stock acquired under the 2000 Plan.

INCENTIVE STOCK OPTIONS

    In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

    Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

    If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

    If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

NONSTATUTORY STOCK OPTIONS

    As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

    With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

RESTRICTED STOCK AWARDS

    A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under
Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

    Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

OTHER STOCK-BASED AWARDS

    The tax consequences associated with any other stock-based Award granted under the 2000 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

MAXIMUM INCOME TAX RATES ON CAPITAL GAIN AND ORDINARY INCOME

    Long-term capital gain will be taxable at a maximum rate of 20% if attributable to Common Stock held for more than eighteen months and at a maximum rate of 28% if attributable to Common Stock held for more than one year but not more than eighteen months. Short-term capital gain and ordinary income will be taxable at a maximum rate of 39.6%. Phaseouts of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Ordinary compensation income will also be subject to a medicare tax and, under certain circumstances, a social security tax.

TAX CONSEQUENCES TO THE COMPANY

    The grant of an Award under the 2000 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2000 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 2000 Plan who are employees or otherwise subject to withholding in connection with a restricted stock Award or the exercise of a nonstatutory stock option.

            PROPOSAL 5: RATIFICATION OF ISSUANCE OF AN AGGREGATE OF
                        1,433,088 SHARES OF COMMON STOCK

    The Board of Directors determined on August 24, 1999 that it was in the best interests of the Company to generate funds through the issuance of shares of Common Stock in an offering exempt from registration under the Act. On
September 9, 1999, the Company issued 416,666 shares of its Common Stock to each of Messrs. Oneda and Pell. The shares of Common Stock were sold to Messrs. Oneda and Pell in a private transaction at a price per share equal to $1.20, representing 80% of the average closing price of the Company's Common Stock on the Nasdaq SmallCap Market during the five trading days ended
August 23, 1999. The gross proceeds raised from this offering were $1,000,000.

    The Board of Directors determined on December 8, 1999 that it was in the best interests of the Company to generate funds through the issuance of shares of Common Stock in an offering exempt from registration under the Act. On December 21, 1999, the Company issued 304,878 shares of its Common Stock to each of Messrs. Oneda and Pell. The shares of Common Stock were sold to Messrs. Oneda and Pell in a private transaction at a price per share equal to $.82, representing 80% of the average closing price of the Company's Common Stock on the Nasdaq SmallCap Market during the five trading days ended
December 8, 1999. The gross proceeds raised from this offering were $500,000.

    The Company used the proceeds from these offerings, after payment of the costs related to the offerings, for working capital purposes, including the ongoing financing of operations at the Company's Israeli affiliate, 3DV Systems Ltd. Although the issuance of these shares may have the effect of diluting the Company's current stockholders, the Board of Directors believed that the offerings were in the best interests of the stockholders.

    The shares issued in these offerings were not registered under the Act or applicable state securities laws and may not be resold unless they are subsequently registered under the Act and such state securities laws or unless an exemption from registration is available. Consequently, the purchasers of these shares may be unable to liquidate their investment in the Company in the event of an emergency or for any other reason and may thus be required to retain their shares for an indefinite period. Accordingly, the price paid by the purchasers for the shares issued in this offering was less than the market price of the Company's Common Stock on the Nasdaq SmallCap Market at the date of closing of the offering. However, the Company anticipates that it will be required by the purchasers to register the shares issued in the offering under the Act under certain specified conditions. Although any changes in the market price of the Company's Common Stock are impossible to predict with any certainty, large block resales by the purchasers of shares issued in any such offering or the perceived possibility of large block future resales may have a negative impact on the market price of the Company's Common Stock.

    The Company is soliciting ratification from the stockholders for these offerings of Common Stock in order to comply with the Marketplace Rules of The Nasdaq Stock Market. Those regulations require the Company to obtain stockholder approval when a stock option or purchase plan is to be established or other arrangements made pursuant to which stock may be acquired by officers or directors, except for warrants or rights issued generally to security holders of a company or broadly based plans or arrangements including other employees.

BOARD RECOMMENDATION

    The Board of Directors believes that ratification of the issuance of shares of Common Stock in the offerings is in the best interest of the Company and its stockholders and therefore recommends a vote FOR this proposal.

         PROPOSAL 6: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year. Arthur Andersen LLP has served as the Company's independent auditors since 1991. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

    Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

    Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal office
in Natick, Massachusetts not later than March   , 2001 for inclusion in the
proxy statement for that meeting.

    If a stockholder of the Company wishes to present a proposal before the 2001 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must give written notice to the Company at its principal office in Natick, Massachusetts not later than June 11, 2001. If the stockholder fails to provide timely notice of a proposal to be presented at the 2001 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors,

                                          Katsumi Oneda, Chairman

July   , 2000

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                             VISION-SCIENCES, INC.
                           2000 STOCK INCENTIVE PLAN

1.  PURPOSE

    The purpose of this 2000 Stock Incentive Plan (the "Plan") of VISION-SCIENCES, INC., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in
Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.  ELIGIBILITY

    All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3.  ADMINISTRATION AND DELEGATION

    (A) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

    (B) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4.  STOCK AVAILABLE FOR AWARDS

    (A) NUMBER OF SHARES. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 4,000,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (B) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 2,000,000 per calendar year. The per-Participant limit described in this

Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5.  STOCK OPTIONS

    (A) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

    (B) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

    (C) EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

    (D) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

    (E) EXERCISE OF OPTION. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

    (F) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

        (1)  in cash or by check, payable to the order of the Company;

        (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

        (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

        (4)  to the extent permitted by the Board, in its sole discretion by
(i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

        (5)  by any combination of the above permitted forms of payment.

    (G) SUBSTITUTE OPTIONS. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5.

6.  RESTRICTED STOCK

    (A) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

    (B) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  OTHER STOCK-BASED AWARDS

    The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.  ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

    (A) CHANGES IN CAPITALIZATION. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

    (B) LIQUIDATION OR DISSOLUTION. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

    (C)  REORGANIZATION EVENTS

        (1)  DEFINITION.  A "Reorganization Event" shall mean:

            (i) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property;

            (ii) any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction;

            (iii) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Reorganization in Control Event:
(A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition, (D) any acquisition by Katsumi Oneda or Lewis C. Pell, or any affiliate thereof (within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended) (or their respective spouses and minor children or by a trust for the benefit of any of such persons) (each party is referred to herein as an "Exempt Person") of any shares of Common Stock; provided that, after such acquisition, such Exempt Person does not beneficially own more than 40% of either (i) the Outstanding Company Common Stock of (ii) the Outstanding Company Voting Securities;

            (iv) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; PROVIDED, HOWEVER, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

            (v) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and
(y) no Person (excluding any Exempt Person, the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 20% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

    (2) CONSEQUENCES OF A REORGANIZATION EVENT ON OPTIONS. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, take one or more of the following actions: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, or
(iii) if, under the terms of an acquisition or merger transaction, holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in such acquisition or merger (the "Acquisition Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Acquisition Price times the number of shares of Common Stock subject to such outstanding options as have an exercise price not in excess of the Acquisition Price) and (B) the aggregate exercise price of all such outstanding options, in exchange for the termination of such options.

    (3)  CONSEQUENCES OF A REORGANIZATION EVENT ON RESTRICTED STOCK
AWARDS. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board, or the directors of any corporation assuming the obligation of the Company, shall, as to outstanding Restricted Stock Awards, take one or more of the following actions: (i) provide that the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor or (ii) waive the repurchase and other rights of the Company under each outstanding Restricted Stock Award.

    (4) CONSEQUENCES OF A REORGANIZATION EVENT ON OTHER AWARDS. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board, or the directors of any corporation assuming the obligation of the Company, may take such action with respect to any other Award granted under the Plan as it deems appropriate.

9.  GENERAL PROVISIONS APPLICABLE TO AWARDS

    (A) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

    (B) DOCUMENTATION. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

    (C) BOARD DISCRETION. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

    (D) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

    (E) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

    (F) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, changing the option exercise price and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

    (G) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

    (H) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  MISCELLANEOUS

    (A) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    (B) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

    (C) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

    (D) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

    (E) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                              VISION-SCIENCES, INC.

FORM OF PROXY                                                      FORM OF PROXY

   PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 17, 2000

The undersigned, revoking all prior proxies, hereby appoint(s) Katsumi Oneda, Gerald B. Lichtenberger and Peter B. Tarr, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Vision-Sciences, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on August 17, 2000 at 12:00 p.m., local time, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

     1. To elect Kenneth W. Anstey and Gerald B. Lichtenberger, Ph.D. as Class III Directors.
[ ] FOR the nominee           [ ] WITHHOLD AUTHORITY to vote for the nominee

     2. To adopt an amendment to the Company's Certificate of Incorporation, increasing the number of authorized shares of Common Stock from 25,000,000 to 50,000,000.
[ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

     3. To approve the issuance of up to $5,000,000 of Common Stock in one or more offerings exempt from registration under the Securities Act of 1933, as amended (the "Act").
[ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

     4. To adopt the 2000 Stock Incentive Plan.
[ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

     5. To ratify the issuance of 833,332 shares of Common Stock on September 9, 1999 and 609,756 shares of Common Stock on December 21, 1999 in offerings exempt from registration under the Act.
[ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

     6. To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the current fiscal year.
[ ] FOR                       [ ] AGAINST                       [ ] ABSTAIN

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorizing person.


Signature:                           Signature:
          ------------------------             ---------------------------------

Date:                                Date:
     -----------------------------        --------------------------------------